Exhibit 10.1

AMENDMENT NO. 12

This AMENDMENT NO. 12 (“AMENDMENT”) is effective as of June 30, 2010, by and among DOVER MOTORSPORTS, INC., a Delaware corporation, DOVER INTERNATIONAL SPEEDWAY, INC., a Delaware corporation, GATEWAY INTERNATIONAL MOTORSPORTS CORPORATION, an Illinois corporation, MEMPHIS INTERNATIONAL MOTORSPORTS CORPORATION, a Tennessee corporation, NASHVILLE SPEEDWAY USA, INC., a Tennessee corporation, and MIDWEST RACING, INC., a California corporation (collectively, “BORROWERS”); PNC BANK, NATIONAL ASSOCIATION, as agent (“AGENT”); PNC BANK, NATIONAL ASSOCIATION, in its capacity as issuer of letters of credit (“ISSUING BANK”); and WILMINGTON TRUST COMPANY, PNC BANK, NATIONAL ASSOCIATION, and WILMINGTON SAVINGS FUND SOCIETY, FSB (collectively, “LENDERS”).

RECITALS

The BORROWERS, the AGENT, the ISSUING BANK and the LENDERS are parties to that certain Credit Agreement executed February 17, 2004 and effective as of February 19, 2004, as previously amended (“CREDIT AGREEMENT”), pursuant to which the LENDERS and the ISSUING BANK are providing to the BORROWERS certain credit facilities (“CREDIT FACILITIES”).

The BORROWERS’ repayment obligations in connection with the CREDIT FACILITIES are evidenced by: (a) the Third Amended and Restated Revolving Loan Promissory Note in the stated principal amount of Forty-Four Million Three Hundred Twenty-One Thousand Four Hundred Twenty-Four Dollars ($44,321,424.00) from the BORROWERS to the order of Mercantile-Safe Deposit and Trust Company effective as of August 21, 2009 (“PNC NOTE”); (b) the Second Amended and Restated Revolving Loan Promissory Note in the stated principal amount of Fifteen Million Six Hundred Forty-Two Thousand Eight Hundred Fifty-Six Dollars and Ten Cents ($15,642,856.10) from the BORROWERS to the order of Wilmington Trust Company effective as of August 21, 2009 (“WILMINGTON TRUST NOTE”); and (c) the Third Amended and Restated Revolving Loan Promissory Note in the stated principal amount of Thirteen Million Thirty-Five Thousand Seven Hundred Nineteen Dollars and Fifty Cents ($13,035,719.50) from the BORROWERS to Wilmington Savings Fund Society, FSB effective as of August 21, 2009 (“WILMINGTON SAVINGS NOTE”).

As used herein the term “LOAN DOCUMENTS” means collectively the CREDIT AGREEMENT, the PNC NOTE, the WILMINGTON TRUST NOTE, the WILMINGTON SAVINGS NOTE and all other documents evidencing and securing the obligations in connection with the CREDIT FACILITIES.

The BORROWERS have requested that the AGENT, the LENDER and the ISSUING BANK agree to modify certain financial covenants contained in the CREDIT AGREEMENT and extend the maturity date of the CREDIT FACILITIES. The AGENT, the LENDER and the ISSUING BANK are willing to consent to the BORROWERS’ request subject to the terms contained in this AMENDMENT.

NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Section 1. Recitals. The parties acknowledge the accuracy of the above recitals and hereby incorporate the recitals into this AMENDMENT.

Section 2. Amendment to Credit Agreement. Effective as of the date of this AMENDMENT, the CREDIT AGREEMENT is hereby amended as follows:

a. Article 1. The definition of “ “APPLICABLE MARGIN” and “REVOLVING LOAN MATURITY DATE” contained in Article 1 of the CREDIT AGREEMENT are hereby amended by deleting their present language in their entirety and substituting in lieu thereof the following:

Applicable Margin. The term “APPLICABLE MARGIN” means for any BASE RATE BORROWING or LIBOR BORROWING on any date, the BASIS POINTS set forth below, as applicable, opposite the LEVERAGE RATIO shown on the last COMPLIANCE CERTIFICATE delivered by the BORROWERS to the AGENT pursuant to subsection 5.12.5 prior to such date:

LEVEL	LEVERAGE RATIO	BASE RATE BORROWINGS	LIBOR BORROWINGS
I	Less than or equal to 2.5 to 1.0	200	300
II	Greater than 2.5 to 1.0 but less than or equal to 3.0 to 1.0	250	350
III	Greater than 3.0 to 1.0	300	400

Provided, however, that: (a) adjustments, if any, to the APPLICABLE MARGIN resulting from a change in the LEVERAGE RATIO shall be effective five (5) BUSINESS DAYS after the AGENT has received a COMPLIANCE CERTIFICATE; (b) in the event that no COMPLIANCE CERTIFICATE has been delivered for a fiscal quarter prior to the last date on which it can be delivered without violation of subsection 5.12.5, the APPLICABLE MARGIN from such date until such COMPLIANCE CERTIFICATE is actually delivered shall be that applicable under Level III; and (c) in the event that the actual LEVERAGE RATIO for any fiscal quarter is subsequently determined to be greater than that set forth in the COMPLIANCE CERTIFICATE for such fiscal quarter, the APPLICABLE MARGIN shall be recalculated for the applicable period based upon such actual LEVERAGE RATIO.

Revolving Loan Maturity Date. The term “REVOLVING LOAN MATURITY DATE” means January 1, 2012.

b. Section 2.12.a. Section 2.12.a of the CREDIT AGREEMENT is hereby amended by deleting its present language in its entirety and substituting in lieu thereof the following:

a. Mandatory Reductions. The amount of the TOTAL COMMITMENT shall be reduced as follows: (i) the NET AVAILABLE PROCEEDS from the MEMPHIS SALE shall be immediately paid to the AGENT to reduce the principal amount outstanding under the REVOLVING LOANS and to permanently reduce the amount of the TOTAL COMMITMENT by an amount equal to the NET AVAILABLE PROCEEDS from the MEMPHIS SALE; (ii) the NET AVAILABLE PROCEEDS from any EXTRAORDINARY DISPOSITION shall be immediately paid to the AGENT to reduce the principal amount outstanding under the REVOLVING LOANS and to permanently reduce the amount of the TOTAL COMMITMENT by an amount equal to the NET AVAILABLE PROCEEDS received in connection with such EXTRAORDINARY DISPOSITION; (iii) on July 1, 2010 the amount of the TOTAL COMMITMENT shall be automatically reduced by Five Million Dollars ($5,000,000.00); (iv) on June 1, 2011 the amount of the TOTAL COMMITMENT shall be automatically reduced by Three Million Dollars ($3,000,000.00); and (v) on October 1, 2011 the amount of the TOTAL COMMITMENT shall be automatically reduced by Two Million Dollars ($2,000,000.00).

c. Section 5.16. Section 5.16 of the CREDIT AGREEMENT is hereby amended by deleting its present language in its entirety and substituting in lieu thereof the following:

Section 5.16. Leverage Ratio. The BORROWER shall maintain a LEVERAGE RATIO of not more than: (a) 4.25 to 1.0 as of June 30, 2010; (b) 5.5 to 1.0 as of September 30, 2010; (c) 5.35 to 1.0 as of March 31, 2011; (d) 3.25 to 1.0 as of June 30, 2011; and (e) 3.0 to 1.0 as of December 31, 2011, and as of the end of each fiscal quarter thereafter.

d. Section 5.18. Section 5.18 of the CREDIT AGREEMENT is hereby amended by deleting its present language in its entirety and substituting in lieu thereof the following:

Section 5.18. Tangible Net Worth. The BORROWERS shall maintain a CONSOLIDATED TANGIBLE NET WORTH of not less than Forty-Five Million Dollars ($45,000,000.00) as of June 30, 2010 and as of the end of each fiscal quarter thereafter, provided that the amount of CONSOLIDATED TANGIBLE NET WORTH required to be maintained pursuant to this section shall be increased as of December 31st of each year, commencing with the FISCAL YEAR ending December 31, 2010, by an amount equal to twenty-five percent (25%) of the aggregate positive CONSOLIDATED NET INCOME of the BORROWERS for the FISCAL YEAR ending on such December 31st, as evidenced by the BORROWERS’ audited financial statements for such FISCAL YEAR which are delivered to the AGENT pursuant to Section 5.12.2 hereof. There shall be no decrease in the amount of the acquired CONSOLIDATED TANGIBLE NET WORTH for any negative CONSOLIDATED NET INCOME of the BORROWERS.

Section 3. Appraisal. Within ninety (90) days after the date of this AMENDMENT the AGENT shall receive an appraisal of the enterprise value of Dover International Speedway, Inc. as a going concern. The BORROWERS shall take all action requested by the AGENT in connection with such appraisal and shall pay to the AGENT the cost of such appraisal upon the demand of the AGENT.

Section 4. Other Terms. Except as specifically modified herein, all other terms and provisions of the CREDIT AGREEMENT and all other documents evidencing, securing or otherwise documenting the terms and provisions of the credit facilities being provided by the LENDERS and the ISSUING BANK to the BORROWERS remain in full force and effect and are hereby ratified and confirmed. All security interests and liens securing the BORROWERS’ obligations under the LOAN DOCUMENTS remain in full force and effect and are hereby ratified and confirmed.

Section 5. Fees And Expenses. On the date of this AMENDMENT the BORROWERS shall pay to the AGENT, for the benefit of the LENDERS, a fee in the amount of One Hundred Seventy Thousand Dollars ($170,000.00). In addition, the BORROWERS shall pay to the AGENT upon the request of the AGENT all fees and expenses in connection with the structuring, preparation and negotiation of this AMENDMENT and of any documents executed in connection herewith.

Section 6. Choice of Law. The laws of the State of Maryland (excluding, however, conflict of law principals) shall govern and be applied to determine all issues relating to this AMENDMENT and the rights and obligations of the parties hereto, including the validity, construction, interpretation and enforceability of this AMENDMENT.

Section 7. Representations and Warranties. The BORROWERS hereby make the representations and warranties set forth in Article 4 of the CREDIT AGREEMENT, in the same manner as provided in Section 2.1.b of the CREDIT AGREEMENT (regarding the confirmation of such representations and warranties upon the making of any advances).

Section 8. Counterparts; Delivery by Telecopier. This AMENDMENT may be executed in counterparts, and any counterpart delivered by telecopier or electronic transmission will be effective as an original. Any party delivering its counterpart of this AMENDMENT by telecopier or electronic transmission shall forthwith deliver the original thereof by another method permitted under the CREDIT AGREEMENT for the delivery of notices; provided, that failure to do so shall not impair the effectiveness of the delivery by telecopier or electronic transmission.

IN WITNESS WHEREOF, the parties have executed this AMENDMENT with the specific intention of creating a document under seal.

BORROWERS:

DOVER MOTORSPORTS, INC.,
A Delaware Corporation

By:	/S/ THOMAS G. WINTERMANTEL (SEAL)
Name: Thomas G. Wintermantel
Title: Treasurer & Asst. Secretary

DOVER INTERNATIONAL SPEEDWAY, INC.,
A Delaware Corporation

By:	/S/ THOMAS G. WINTERMANTEL (SEAL)
Name: Thomas G. Wintermantel
Title: Treasurer & Asst. Secretary

GATEWAY INTERNATIONAL MOTORSPORTS CORPORATION,
An Illinois Corporation

By:	/S/ THOMAS G. WINTERMANTEL (SEAL)
Name: Thomas G. Wintermantel
Title: Treasurer & Asst. Secretary

MEMPHIS INTERNATIONAL MOTORSPORTS CORPORATION,
A Tennessee Corporation

By:	/S/ THOMAS G. WINTERMANTEL (SEAL)
Name: Thomas G. Wintermantel
Title: Treasurer & Asst. Secretary

NASHVILLE SPEEDWAY USA, INC.,
A Tennessee Corporation

By:	/S/ THOMAS G. WINTERMANTEL (SEAL)
Name: Thomas G. Wintermantel
Title: Treasurer & Asst. Secretary

MIDWEST RACING, INC.,
A California Corporation

By:	/S/ THOMAS G. WINTERMANTEL (SEAL)
Name: Thomas G. Wintermantel
Title: Treasurer & Asst. Secretary

AGENT:

PNC BANK, NATIONAL ASSOCIATION

By:	/S/ TIMOTHY M. NAYLON (SEAL)
Name: Timothy M. Naylon
Title: Sr. Vice President

LENDERS:

WILMINGTON TRUST COMPANY

By:	/S/ MICHAEL B. GAST (SEAL)
Name: Michael B. Gast
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION

By:	/S/ TIMOTHY M. NAYLON (SEAL)
Name: Timothy M. Naylon
Title: Sr. Vice President

WILMINGTON SAVINGS FUND SOCIETY,
FSB

By:	/S/ JAMES A. WALLS (SEAL)
Name: James A. Walls
Title: Vice President

ISSUING BANK:

PNC BANK, NATIONAL ASSOCIATION

By:	/S/ TIMOTHY M. NAYLON (SEAL)
Name: Timothy M. Naylon
Title: Sr. Vice President